Exhibit 99.1

Press Release

Media Relations	Investor Relations
Mike Jacobsen, APR	Chris Sikora
+1 330 490 4498	+1 330 490 4242
michael.jacobsen@dieboldnixdorf.com	christopher.sikora@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:

Dec. 19, 2024

Diebold Nixdorf Completes Notes Offering, Reduces Total Debt by $100 Million and Lowers Interest Payments

NORTH CANTON, Ohio – Diebold Nixdorf, (NYSE: DBD), a world leader in transforming the way people bank and shop, has successfully refinanced the company’s debt and significantly lowered its overall interest payments.

This strategic achievement reduces total debt by $100 million and is another step in the company’s journey towards growing free cash flow and fortifying its balance sheet. This accomplishment follows recent credit rating and outlook upgrades from Moody’s Ratings and S&P Global Ratings.

Diebold Nixdorf completed a $950 million senior secured notes offering and has repurchased all term loans under its prior $1.05 billion senior secured term loan facility. The company has also increased its liquidity position by executing a new $310 million revolving credit facility. All outstanding borrowings under the company’s prior super-priority senior secured revolving credit facility have been repaid.

Tom Timko, Diebold Nixdorf executive vice president and chief financial officer, said: “Our successful refinancing significantly strengthens our financial position, reduces our overall debt and provides us with greater flexibility to execute our strategic priorities. These actions, along with the agency rating upgrades, demonstrate Diebold Nixdorf’s commitment to continuous improvement, strengthening our financial position and ensuring long-term stability for the company and its stakeholders.”

About Diebold Nixdorf

Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold

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Diebold Nixdorf Completes Notes Offering, Reduces Total Debt by $100 Million and Lowers Interest Payments / Page 2

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Forward-Looking Statements

This press release may contain forward-looking statements that are not historical information and are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements, including the Company’s ability to successfully execute its strategic priorities. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 8, 2024, and the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the SEC on November 7, 2024. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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PR_24-4152